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                                                                    Exhibit 10.6

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 12th day of February, 2002, by and between CARDINAL FINANCIAL CORPORATION ("Cardinal") and Janet A. Valentine ("you" and all similar references) (collectively, the "parties").

                                  INTRODUCTION
                                  ------------

         WHEREAS, Cardinal has previously retained you to provide services in an executive capacity; and

         WHEREAS, the parties now desire to memorialize the terms and conditions of your continuing employment.

         NOW THEREFORE, in consideration of the promises and obligations by and between the parties under this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      TERMS
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1.       Employment.   By accepting employment with Cardinal, you agree:
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         (a)      to devote your professional time, best efforts, attention and energies to Cardinal's business and to perform any and all work assigned to you by Cardinal faithfully and at such times and places as Cardinal designates;

         (b) that your employment is terminable "at will" meaning that either party may terminate your employment relationship with Cardinal at any time, subject to the terms and conditions set forth in Section 4 of this Agreement.

2.       Compensation and Benefits.
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         (a)      Upon the commencement of your employment, Cardinal will pay you a base salary, less required and authorized withholding and deductions, payable in installments in accordance with its normal payroll practices. From time to time, Cardinal may adjust your salary and other compensation in its discretion.

         (b) During your employment, you will be eligible to receive, in Cardinal's discretion, an annual performance bonus, stock option grant and to participate in any employee compensation or benefit plans (including group medical and 401(k)). Cardinal may amend or discontinue any of its plans, programs, policies and procedures at any time for any or no reason with or without notice.

3.       Covenants. You understand that Cardinal has invested, and will continue
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         to invest, significant resources in your training and development. You further understand that Cardinal's "business" includes the performance and rendering of banking and/or financial services. Therefore, in light of these understandings you agree to the following obligations which are reasonably designed to protect Cardinal's legitimate business interests without unreasonably restricting your ability to seek or obtain employment after your employment with Cardinal terminates for any reason.

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                  3.1      Prohibition on Competition. During the term of this
                           Agreement, and for a period of six (6) months from the date you are terminated for Cause or your Voluntary Termination, you shall not render or perform competing banking and/or financial services within twenty-five (25) miles from your office or Cardinal's corporate headquarters. This provision shall not be construed to prevent you from obtaining employment in the banking and/or financial services industries provided your new endeavor does not violate the above-stated prohibition.

                  3.2 Covenant Not to Solicit Clients or Prospective Clients. During the term of this Agreement, and for a period of six (6) months from the date you are terminated for Cause or your Voluntary Termination, you agree not to contact any client or prospective client of Cardinal with whom you have had any contact on behalf of Cardinal to perform or render banking and/or financial services. This provision shall not be construed to prevent you from contacting clients with whom you have not had any contact during the term of this Agreement.

                  3.3 Restriction on the Solicitation of Cardinal's Employees. During the term of this Agreement and for a period of six (6) months from the date of you are terminated for Cause or your Voluntary Termination, you agree not to attempt to induce any Cardinal employee to terminate his or her employment, or to seek or accept any employment with any other business entity that performs banking and/or financial services.

         (a) For the purpose of this Agreement, "Client" means any entity for which Cardinal has performed banking and/or financial services within the twelve months from your termination date. "Prospective Client" means any entity that is not a Client but with respect to whom, within twelve (12) months from your termination date, you conducted, prepared, submitted (or assisted or supervised such conduct) any client development work product or marketing efforts on behalf of Cardinal.

         (b) In the event that any term set forth above (including, but not limited to, the duration of the restraint or the geographic scope) is deemed unreasonable by a court of competent jurisdiction or an arbitration tribunal, the parties agree that the unreasonable term may be modified or reduced in accordance with the applicable law.

         (c) You understand that damages Cardinal will suffer as a result of your breach of any provision of Section 3 of this Agreement are impossible to reasonably calculate and may irreparably harm Cardinal. Nothing in this Agreement shall be construed to prevent Cardinal from seeking any form of injunctive relief to enforce any provision of this Agreement.

4.       Termination of Employment Relationship.  Your employment is terminable
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         at will. That means that your employment relationship with Cardinal may be terminated by either party at any time, for any reason or no reason at all, subject to the notice provision addressed below.

         (a) Cardinal may terminate your employment for Cause effective immediately upon written notice. In the event that Cardinal terminates your employment for Cause, you will be entitled to earned and unpaid base salary and payment for any earned and unused vacation days through the last date of your employment.

                  For the purpose of this Agreement, "Cause" means any of the following conduct by you: (i) embezzlement, misappropriation of corporate funds or other material acts of dishonesty; (ii) commission or conviction of any felony or entry of a plea of guilty or nolo contendere to any felony; (iii) material failure to adhere to Cardinal's corporate codes, policies or procedures; (iv) insubordination or any act of gross misconduct; or (v) of any

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                  applicable regulatory authority revokes the necessary
                  approvals for you to serve as an Executive with Cardinal.

         (b) Cardinal also may terminate your employment other than for Cause, or for no reason, effective upon written notice or any later date, if specified in the Notice.

                  (i) If Cardinal terminates you pursuant to this Section 4(b) you will be entitled to all earned and unpaid base salary through your last day of employment, subject to the provisions set forth in 4(b)(ii). Furthermore, Cardinal will pay you six (6) months salary (over the course of those six (6) months), less required and authorized withholding and deductions. Additionally, Cardinal will continue your group health and dental insurance benefits over the course of those six (6) months.

                  (ii) If Cardinal terminates you pursuant to Section 4(b) within twelve (12) months after the Effective Date of a Change in Control, Cardinal shall pay you, exclusively and in lieu of the benefits which otherwise would have been payable under this Agreement, eighteen (18) months salary, in one lump sum payment, less required and authorized withholdings and deductions. The lump sum payment shall be made by Cardinal within thirty (30) days from your last day of employment. Additionally, Cardinal will continue your group health and dental insurance benefits over the course of those eighteen
                           (18) months.

         (c) You may Voluntarily Terminate your employment with Cardinal upon thirty (30) days prior written notice directed to Cardinal's President and Chief Executive Officer ("CEO"). The President and CEO, in his sole capacity may waive this notice requirement.

         (d) Regardless of the basis of your termination of employment, you agree to provide all assistance requested by Cardinal in transitioning your duties, responsibilities client and other Cardinal relationships to other Cardinal personnel, both during your employment and after your termination or resignation.

5.       Change in Control. Notwithstanding the terms and conditions set forth
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         in Section 4 of this Agreement, in the event of a Change in Control you may elect to Voluntarily Terminate your employment pursuant to Section
         5 of this Agreement upon thirty (30) days prior written notice, if such notice is received by Cardinal no sooner than ten (10) months after the Effective Date of the Change of Control and no later than twelve (12) months after the Effective Date of the Change in Control.

         (a) If you voluntarily terminate your employment with Cardinal pursuant to Section 5 of this Agreement, Cardinal shall pay you, exclusively and in lieu of the benefits which otherwise would have been payable under this Agreement, eighteen (18) months salary, in one lump sum payment, less required and authorized withholdings and deductions. The lump sum payment shall be made by Cardinal within thirty (30) days from your last day of employment. Additionally, Cardinal will continue your group health and dental insurance benefits over the course of those eighteen (18) months.

         (b) For the purpose of this Agreement, "Change in Control" means a merger or consolidation in which (i) Cardinal is a constituent party, or (ii) a Company Subsidiary is a constituent party and Cardinal issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving Cardinal or a Company Subsidiary in which the holders of capital stock of Cardinal immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than fifty (50) percent by voting power of the capital stock of or ownership interest in (A) the surviving or resulting entity or
                  (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or

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                  consolidation, the parent entity of such surviving or
                  resulting entity. "Change in Control" may also mean the sale, in a single transaction or series of related transactions, (i) by Cardinal of all or substantially all the assets of Cardinal (except where such sale is to a wholly owned subsidiary of the Company), or (ii) by the stockholders of Cardinal of more than fifty (50) percent by voting power of the then-outstanding capital stock of Cardinal. Finally, a "Change of Control" may constitute the occurrence of any agreement, happening or device, which has substantially the same effect on the control of Cardinal as any of the foregoing.

         (c) For the purpose of this Agreement, "Effective Date" means the close of business on the date on which a "Change of Control" occurs.

6.       Assignment and Survival. The rights and obligations of Cardinal under
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         this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Cardinal. Your rights and obligations are personal, and may not be assigned or delegated without the Company's proper written consent. The Agreement shall continue despite any liquidation or dissolution of Cardinal.

7.       Severability. If any provision of this Agreement is held invalid or
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         unenforceable for any reason, the invalidity shall not nullify the validity of the remaining provisions of this Agreement. If any provision of this Agreement is determined by a court or arbitration tribunal to be overly broad in duration, geographical coverage or scope, or unenforceable for any other reason, such provision will be narrowed so that it will be enforced as much as permitted by law.

8.       Choice of Law. This Agreement shall be governed by the laws of the
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         Commonwealth of Virginia. You and Cardinal consent to the jurisdiction and venue of any state or federal court in the Commonwealth of Virginia and agree that any permitted lawsuit may be brought to such courts or other court of competent jurisdiction. Each party hereby waives, releases and agrees not to assert, and agrees to cause its affiliates to waive, release and not assert, any rights such party or its affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Virginia law.

9.       Waiver.  Any party's waiver of any other party's breach of any
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         provision of this Agreement shall not waive any other right or any future breaches of the same or any other provision. The CEO may, in his or her sole discretion, waive in writing any provision of this Agreement.

10.      Notices.  Any notices, requests, demands or other communications
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         provided for in this Agreement shall be in writing and shall be given either manually or by registered or certified mail. Either party may, by written notice to the other party, change their address for receipt of such notice.

                  If to the Company:
                  Bernard H. Clineburg
                  President and CEO
                  Cardinal Financial Corporation
                  10555 Main Street
                  Fairfax, Virginia 22030

                  If to the Employee:

                  Janet A. Valentine
                  2102 Glencourse Lane
                  Reston, VA 20191

11.      Entire Agreement.  This Agreement is the entire agreement between you
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         and Cardinal regarding these matters and supersedes any verbaland written agreements on such matters. This Agreement may be modified only by written agreement signed by you and the CEO or his or her

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         express designee. All Section headings are for convenience only and do not modify or restrict any of this Agreement's terms.

12.      Counterparts.  For convenience of the parties, this Agreement may be
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         executed in one or more counterparts, each of which shall be deemed an original for all purposes.

The parties state that they have read, understood and agree to be bound by this Agreement and that they have had the opportunity to seek the advice of legal counsel before signing it and have either sought such counsel or have voluntarily decided not to do so:

CARDINAL FINANCIAL CORPORATION              EMPLOYEE

By: /s/ Bernard H. Clineburg               /s/ Janet A. Valentine
    ------------------------               ----------------------
                                                (Signature)

Its: President and CEO                      Janet A. Valentine
     -----------------                      ------------------
         (Title)                       (Print Employee's Full Name)

 Dated: 2-12-02                             Dated: 2-12-02
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